UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2018
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

7001 Horizon Point, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2018, the Board of Directors of the Company (the Board) adopted amendments to Article IX and Article X of the Company’s Articles of Incorporation (the “Articles”).

The amendments reflect the current Registered Agent and Registered Agent’s address and removed the name and address of its initial Board of Director, as allowed under current state regulations. Article IX and Article X of the Company’s Articles now state the following:

ARTICLE IX.

The complete address, including the street address of the Corporation's registered office is 503 South Pierre Street, Pierre, South Dakota 57501-4522, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE X.

The number of Directors constituting the initial Board of Directors is one.

Previously, Article IX and Article X of the Company’s Articles stated the following:

ARTICLE IX.

The complete address, including the street address of the Corporation's registered office is 625 Ninth Street, Rapid City, South Dakota 57701, and the name of its registered agent at such address is Roxann R. Basham.

ARTICLE X.

The number of Directors constituting the initial Board of Directors is one and the name and address of the persons who is to serve as initial Director:

NAME	ADDRESS

Roxann R. Basham	625 Ninth Street, 4th Floor
P.O. Box 1400
Rapid City, SD 57709

The Amended and Restated Articles are attached as Exhibit 3 to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

The following exhibits are furnished or filed herewith:

3	Amended and Restated Articles of Incorporation of Black Hills Corporation dated January 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President and General Counsel
Date: February 5, 2018

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